UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2021

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, IL	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

4.875% Senior Secured Notes due 2029

Indenture

On June 22, 2021, SunCoke Energy, Inc. (the “Company”) issued $500 million aggregate principal amount of its 4.875% senior secured notes due 2029 (the “Notes”) under an indenture, dated June 22, 2021 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and as notes collateral agent.

Private Offering

The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes and the related Note Guarantees (as defined below) have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Use of Proceeds

The Company used the net proceeds from the Notes offering, together with borrowings under its new revolving credit facility (as defined below), to fund the conditional redemption of all of its outstanding 7.500% senior notes due 2025 and pay fees and expenses related to the conditional redemption and the issuance of the Notes.

Maturity and Interest

The Notes will mature on June 30, 2029. Interest on the Notes will accrue at a rate of 4.875% per annum. Interest on the Notes will be payable semi-annually in arrears on June 30 and December 30 of each year, commencing on December 30, 2021.

Guarantees and Collateral

The Notes are fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, by the Company’s existing and future restricted subsidiaries that guarantee the obligations under the new revolving credit facility (as defined below), any other first lien obligations or junior lien obligations or certain of the Company’s other indebtedness (the “Guarantors”). The Notes and the Note Guarantees are senior secured on a first-lien basis by substantially all assets of the Company and the Guarantors that also secure the Company’s and the Guarantors’ obligations under the new revolving credit facility on a pari passu basis, subject to certain permitted liens.

Redemption

The Company may redeem some or all of the Notes at any time on or after June 30, 2024 at the prices specified below plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning June 30 of the years indicated below.

Year	Percentage
2024	102.438%
2025	101.219%
2026 and thereafter	100.000%

At any time prior to June 30, 2024, the Company may redeem up to 40% of the original aggregate principal amount of the Notes at a redemption price equal to 104.875% of the principal amount of the Notes redeemed (plus accrued and unpaid interest, if any, to the date of redemption) in an amount not to exceed the net proceeds from a public or private equity offering; provided that the redemption occurs within 180 days of the closing of such equity offering, and at least 50% of the original aggregate principal amount of the Notes remains outstanding immediately after such redemption.

At any time prior to June 30, 2024, the Company may also redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.

In addition, at any time and from time to time prior to June 30, 2024, the Company may redeem, during each twelve-month period commencing with the issue date, up to 10% of the Notes at a price equal to 103% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date.

Covenants

The Indenture contains customary covenants that will limit the Company’s ability and, in certain instances, the ability of the Guarantors, to borrow money; create liens on assets; pay dividends or make other distributions on or repurchase or redeem the Company’s capital stock; prepay, redeem or repurchase certain debt; make loans or investments; sell assets; incur liens; enter into transactions with affiliates; enter into agreements restricting the Company’s subsidiaries ability to pay dividends; and consolidate, merge or sell all or substantially all of the Company’s assets. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture, including the suspension of certain of these covenants upon the Notes receiving investment grade credit ratings.

Change of Control

In the event of a change of control, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Notes, respectively, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Amendment to Revolving Credit Facility

Substantially concurrently with the issuance of the Notes, the Company amended its existing revolving credit facility, which is agented by Bank of America, N.A. (as so amended, the “new revolving credit facility”). The new revolving credit facility, among other things, (i) extends the maturity of the revolving credit facility to June 2026, (ii) decreases the revolving credit commitments thereunder to $350 million and (iii) permits the notes offering.

The new revolving credit facility is secured by liens on substantially all of the Company’s and the Guarantors’ assets.

The covenants in the new revolving credit facility, among other things, limit the Company’s ability and the ability of the Company’s restricted subsidiaries to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates and (viii) consolidate or merge.

The foregoing description of the new revolving credit facility does not purport to be complete and is qualified in its entirety by the full text of the second amendment, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 22, 2021, by and among SunCoke Energy, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and as notes collateral agent

4.2	Form of 4.875% Senior Secured Notes due 2029 (included in Exhibit 4.1)

4.3	Second Amendment to Second Amended and Restated Credit Agreement, dated June 22, 2021, among SunCoke Energy, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

Date: June 22, 2021	By:	/s/ John J. DiRocco Jr.
John DiRocco Jr.
Vice President, Assistant General Counsel and Corporate Secretary